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                                 INDEMNITY AGREEMENT

     INDEMNITY AGREEMENT, dated as of November 25, 1997 (the "Indemnity Agreement"), by and between BRAVO Trust Series 1997-1, a Delaware business trust having its principal office c/o The Bank of New York, 101 Barclay Street, New York, New York 10286 (the "Trust") and Bayerische Landesbank Girozentrale, acting through its New York Branch and in its capacity as trust agent for the Trust ("BLB").

     WHEREAS, the Trust proposes to issue BRAVO Trust Series 1997-1 Floating Rate Class A Trust Certificates (the "Class A Trust Certificates") and BRAVO Trust Series 1997-1 Class B Trust Certificates (the "Class B Trust Certificates", and together with the Class A Trust Certificates, the "Trust Certificates") pursuant to the Trust Agreement under which it was established (the "Trust Agreement"); and

     WHEREAS, BLB is willing to indemnify the Trust for losses, liabilities, claims, damages and expenses relating to the offer and sale of the Trust Certificates as set forth herein.

     NOW, THEREFORE, for and in consideration of the covenants herein made, the parties hereto agree as follows:

     Section 1. DEFINITIONS. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Trust Agreement and/or the Class A Trust Certificates.

     Section 2. REPRESENTATIONS AND WARRANTIES. BLB represents and warrants to the Trust as of the date hereof, as follows:

          (a) DUE ORGANIZATION. BLB is validly existing in good standing under the laws of the United States of America and has the power and authority to own its properties and to conduct its business as described in the Offering Circular and to enter into and perform its obligations under this Agreement.

          (b) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by BLB and, assuming due authorization, execution and delivery by the Trust, constitutes a valid and binding agreement of BLB, enforceable against BLB in accordance with its terms, except as (A) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law),


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     and (B) rights of indemnity and contribution under this Agreement may be limited by United States federal or state securities laws, the laws of other jurisdictions or the public policy underlying any such laws.

          (c) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of BLB, threatened, against or affecting BLB which might reasonably be expected to result in a material adverse change in the condition, financial or otherwise, of BLB (a "Material Adverse Effect"), or which might reasonably be expected to materially and adversely affect the properties or assets of BLB or the consummation of this Agreement or the performance by BLB of its obligations hereunder.

          (d) ABSENCE OF FURTHER REGUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by BLB of its obligations under this Agreement, the Liquidity Agreement or any other agreement or instrument to which BLB is a party in connection with the issuance and sale of the Class A Trust Certificates (collectively, the "Transaction Documents").

          (e) OFFERING CIRCULAR. The Offering Circular does not, and as the same may be from time to time amended or supplemented for use in connection with the transactions contemplated by the Purchase Agreement and the Remarketing Agreement will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Circular or amendment thereof or supplement thereto made in reliance upon and in conformity with information furnished to BLB in writing by the Remarketing Agent expressly for use therein.

     Section 3. COVENANTS. BLB covenants with the Trust as follows:

     (a) OFFERING CIRCULAR. BLB shall be responsible for preparing the Offering Circular. If at any time, any event shall occur or condition shall exist as a result of which it is necessary under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), in the opinion of counsel for BLB, to amend or supplement the Offering Circular, BLB will promptly prepare and furnish, or cause to be promptly prepared and furnished, to the Trust such number of copies of such amendment or supplement as the Trust may reasonably request.


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     (b)  AMENDMENT TO OFFERING CIRCULAR AND SUPPLEMENTS. BLB will advise the
Trust promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplement without the consent of the Trust (which consent shall not be unreasonably withheld). Neither the consent of the Trust, nor the Trust's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth herein.

     (C) RULE 144A INFORMATION. SO long as any of the Class A Trust Certificates remain outstanding, BLB will make available, upon request, to any Holder or prospective purchasers of Class A Trust Certificates the information specified in Rule 144A(d)(4).

     Section 4. INDEMNIFICATION AND CONTRIBUTION.

     (a) INDEMNIFICATION. BLB shall indemnify and hold harmless the Trust and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue or incorrect representation or warranty of BLB contained herein or any Transaction Documents;

          (3) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or any such untrue or incorrect representation or warranty; provided that any such settlement is effected with the written consent of BLB;

          (4) against any and all loss, liability, claim, damage and expense whatsoever as incurred or claimed against the Trust in respect of the Trust's obligation to indemnify Lehman Brothers Inc., The Bank of New York and their respective officers, directors and controlling persons pursuant to the terms of agreements entered into by the Trust and referred to or contemplated in the Trust Agreement; and


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          (5)  against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Trust) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such untrue or incorrect representation or warranty, to the extent that any such expense is not paid under (1) (2), (3) or (4) above.

     It is understood and agreed by the parties hereto that claims for indemnification payments arising under this Section 4 may be satisfied through the withholding by the Trust of amounts that would otherwise be distributable to BLB in its capacity as holder of the Class B Trust Certificates and BLB hereby authorizes the Trust, acting directly or through any duly authorized agent, to withhold, segregate and disburse to or for the account of the Trust such Class B Trust Certificate distribution amounts. The Trust is further authorized by BLB to delay or defer any distribution to BLB in its capacity as Class B Trust Certificate holder pending the final disposition of any action respecting which the Trust has given notice as provided in Section 4(b) hereof. Upon receipt of any such notice from the Trust, BLB covenants that it will retain unencumbered ownership of all Class B Trust Certificates then held by it, any of its affiliates or nominees. BLB shall thereafter be entitled to sell, transfer or otherwise dispose of Class B Trust Certificates upon providing to the Trust appropriate security for the fulfillment of its obligations under this Agreement. To the extent that funds withheld by the Trust from amounts otherwise distributable to BLB as holder of the Class B Trust Certificates as hereinabove provided shall not be sufficient to pay amounts due under this Section 4, BLB shall make such payments directly to the Trust upon its request.

     (b) ACTIONS AGAINST INDEMNIFIED PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to BLB of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify BLB shall not relieve BLB from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of This Agreement. Counsel to the indemnified parties shall be selected by the Trust. BLB may participate at its own expense in the defense of any such action; provided, however, that counsel to BLB shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall BLB be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. BLB shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement,


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compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (c) CONTRIBUTION. If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then BLB shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by the Trust, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by BLB on the one hand and the Trust on the other hand from the offering of the Trust Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of BLB on the one hand and of the Trust on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of BLB on the one hand and the Trust on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied BLB and/or other third parties, on the one hand, or by the Trust, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     BLB and the Trust agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by the Trust in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Section 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, including, without limitation, the agreements contained in Section 4 hereof, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Trust or controlling person, or by or on behalf of BLB, and shall survive delivery of the Trust Certificates and the termination or expiration of the Transaction Documents.


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     Section 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state.

     Section 7. HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

     Section 8. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

     Section 9. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     Section 10. AMENDMENTS. This Agreement may be amended by an instrument in writing signed by the parties hereto and consented to by Lehman Brothers Inc.; provided, however, this Agreement, as amended, is not inconsistent with the Trust Agreement in effect as of the date of any such amendment; and further provided that no such amendment shall adversely affect the rights of any of the third parties referred to in Section 4(a)(4) hereof without the prior written consent of such third party.

     Section 11. NOTICES. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows: if to the Trust, to BRAVO Trust Series 1997-1, c/o The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration Asset Backed Finance Unit; if to BLB, to Bayerische Landesbank, 560 Lexington Avenue, New York, New York 10022, Attention: General Counsel.

     Section 12. NO PETITION COVENANT. Notwithstanding any prior termination of this Agreement, neither the Trustee nor BLB shall, prior to the date which is one year and one day after the payment in full of the Class A Trust Certificates and the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver,


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liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.




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     IN WITNESS WHEREOF, each of the Trust and BLB has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.



                                        BRAVO TRUST SERIES 1997-1

                                        By The Bank of New York, not in its
                                        individual capacity, but as Trustee

                                        By: /s/ Cheryl L. Laser
                                           --------------------------------
                                           Name:  CHERYL L. LASER
                                           Title: Assistant Vice President


                                        BAYERISCHE LANDESBANK GIROZENTRALE,
                                        ACTING THROUGH ITS NEW YORK BRANCH

                                        By: /s/ Bert von Stuelpnagel
                                           --------------------------------
                                           Bert von Stuelpnagel
                                           Executive Vice President
                                            and Manager

                                        By: /s/ Ron Bertolini
                                           --------------------------------
                                           Ron Bertolini
                                           First Vice President and
                                            Treasury Manager